As filed with the Securities and Exchange Commission of February 7, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROADWAY CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	34-1956254

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1077 Gorge Boulevard
Akron, Ohio 44310
(Address, including zip code, of principal executive offices)

ROADWAY CORPORATION 401(K) STOCK SAVINGS PLAN
(Full title of the plan)

John J. Gasparovic
Vice President, General Counsel and Secretary
Roadway Corporation
1077 Gorge Boulevard
Akron, Ohio 44310
(330) 384-1717
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
Richard E. Baltz, Esq.
Arnold & Porter
555 Twelfth Street, N.W.
Washington, D.C. 20004
(202) 942-5124
__________________

Calculation of Registration Fee

Title of		Proposed maximum	Proposed maximum
securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered(1)	registered(2)	share(3)	price(3)	registration fee(3)

Common Stock, $.01 par value	1,000,000	$34.14	$34,140,000	$3,141

(1)	Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	The total number of shares of Common Stock reserved and available for distribution. Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Common Stock issued pursuant to the terms of the benefit plan described herein to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 429, the Prospectus to be used under this Registration Statement also applies to Registration Statement No. 033-80685. (See “Explanatory Note and Incorporation By Reference”).

(3)	Calculated in accordance with Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock as reported on February 4, 2003, on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

     This Registration Statement registers additional shares of the common stock, $.01 par value per share (the “Common Stock”), of Roadway Corporation (the “Company”) issuable under the Roadway Corporation 401(k) Stock Savings Plan (the “Plan”). The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) (File No. 033-80685) registering shares of Common Stock issuable under the Plan (as amended, the “Original Registration Statement”).

     In accordance with General Instruction E to Form S-8, except as set forth below, the contents of the Original Registration Statement are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Company (File No. 000-32821) with the Commission under the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 28, 2002; and on Form 10-K/A for the year ended December 31, 2001, filed with the Commission on August 13, 2002.

(b)	The Company’s Quarterly Reports on (i) Form 10-Q for the quarter ended September 7, 2002, filed with the Commission on October 22, 2002; (ii) Form 10-Q for the quarter ended June 15, 2002, filed with the Commission on July 18, 2002; (iii) Form 10-Q/A for the quarter ended June 15, 2002, filed with the Commission on August 13, 2002; (iv) Form 10-Q for the quarter ended March 23, 2002, filed with the Commission on May 3, 2002; and (v) Form 10-Q/A for the quarter ended March 23, 2002, filed with the Commission on August 13, 2002.

(c)	The Company’s current reports on Form 8-K, filed on January 9, 2003, October 22, 2002, August 13, 2002, May 24, 2002, and January 23, 2002.

(d)	Annual report on Form 11-K for the Plan, filed with the Commission on July 1, 2002.

(e)	The description of the Common Stock contained in a registration statement Form 8-A filed with the Commission on May 30, 2001.

     All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits
Exhibit 4	The Roadway Corporation 401(k) Stock Savings Plan, as amended and restated by the Company effective January 1, 2002. Filed herewith.
Exhibit 5	Opinion of John J. Gasparovic, Esq. Filed herewith.
Exhibit 23.1	Consent of John J. Gasparovic, Esq., included in the opinion filed as Exhibit 5 hereto.
Exhibit 23.2	Consent of Ernst & Young LLP. Filed herewith.
Exhibit 23.3	Consent of PriceWaterhouseCoopers LLP. Filed herewith.
Exhibit 24	Power of Attorney. Filed herewith.

SIGNATURES

THE REGISTRANT:

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Akron, State of Ohio, on February 5, 2003.

ROADWAY CORPORATION
/s/ John J. Gasparovic John J. Gasparovic Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael W. Wickham* Michael W. Wickham	Chairman and Chief Executive Officer (Principal Executive Officer)	February 5, 2003

/s/ J. Dawson Cunningham* J. Dawson Cunningham	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 5, 2003

/s/ John G. Coleman* John G. Coleman	Controller (Principal Accounting Officer)	February 5, 2003

/s/ Frank P. Doyle* Frank P. Doyle	Director	February 5, 2003

/s/ John F. Fiedler* John F. Fiedler	Director	February 5, 2003

/s/ Phillip J. Meek* Phillip J. Meek	Director	February 5, 2003

/s/ Dale F. Frey* Dale F. Frey	Director	February 5, 2003

/s/ Carl W. Schafer* Carl W. Schafer	Director	February 5, 2003

/s/ Sarah Roush Werner* Sarah Roush Werner	Director	February 5, 2003

* The undersigned by signing his name hereto, does sign and execute this Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of Roadway Corporation filed herewith as Exhibit 24 on behalf of Roadway Corporation and each such person.

By: /s/ John J. Gasparovic John J. Gasparovic Attorney-in-Fact

THE PLAN:

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 5, 2003.

ROADWAY CORPORATION 401(K) STOCK SAVINGS PLAN

By: /s/ J. Dawson Cunningham J. Dawson Cunningham Roadway Corporation – Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit 4	The Roadway Corporation 401(k) Stock Savings Plan, as amended and restated by the Company effective January 1, 2002. Filed herewith.
Exhibit 5	Opinion of John J. Gasparovic, Esq. Filed herewith.
Exhibit 23.1	Consent of John J. Gasparovic, Esq., included in the opinion filed as Exhibit 5 hereto.
Exhibit 23.2	Consent of Ernst & Young LLP. Filed herewith.
Exhibit 23.3	Consent of PriceWaterhouseCoopers LLP. Filed herewith.
Exhibit 24	Power of Attorney. Filed herewith.